Exhibit 99.3

CONSENT OF PROSPECTIVE DIRECTOR

I, W. H. Demisch, hereby consent to be named as a prospective director of SAIC, Inc. in the Registration Statement on Form S-4 of SAIC, Inc., dated September 1, 2005, and any amendments thereto.

/S/ W. H. DEMISCH
W. H. Demisch

Dated: September 1, 2005